UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2016

AXIOM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-195950	46-3389613
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11637 Orpington St., Orlando, Florida	32817
(Address of principal executive offices)	(Zip Code)

(407) 412-6432

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Share Exchange Agreement

On October 10, 2016, Axiom Holdings, Inc. (“we,” “us,” “our,” or “Company”) entered into a Share Exchange Agreement (the “Agreement”) with CJC Holdings, Ltd., a Hong Kong corporation (together with its subsidiaries, “CJC”) and the two shareholders of CJC, Hu Dengyang and Yang Chuan (the “CJC Shareholders”). CJC, through its subsidiaries, operates and constructs hydropower electric generation stations located in China with two in operation, a third under construction and a fourth in the planning stage and slated for operation in 2019. In addition, CJC, through its subsidiaries, operates two hotels in China. A more general discussion of CJC’s operations is included below.

Pursuant to the Agreement, the Company has agreed to acquire all of the issued and outstanding shares of CJC from the CJC Shareholders in exchange for the issuance to the CJC Shareholders of 200,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In connection with the transactions contemplated under the Agreement, the Company will cancel 200,000,000 shares of its Common Stock currently outstanding prior to the closing of the transactions, and therefore the shares of Common Stock issued to the CJC Shareholders in the transactions pursuant to the Agreement will represent approximately 58.8% of the issued and outstanding shares of the Company’s Common Stock at the closing of such transactions. As of October 10, 2016, the Company has 340,000,000 shares of Common stock issued and outstanding. The acquisition of the shares of CJC and the cancellation of the shares of Company’s Common Stock as described herein, together with the other transactions described in the Agreement, are collectively referred to herein as the “Transactions.” Upon completion of the closing of the Transactions, CJC will become a subsidiary of the Company.

Any party may terminate the Agreement if the closing of the Transactions does not occur by February 15, 2017 (unless such failure was due to a breach of the Agreement by such party). The Company’s obligation to close is conditioned upon, among other items, (i) certain, limited customary representations and warranties of CJC and the CJC Shareholders remaining true and correct; (ii) CJC and the CJC Shareholders having complied in all material respects with all covenants and conditions required by the Agreement; (iii) no order of any governmental authority being in place which prohibits the Transactions; (iv) receipt of any consents or approvals required for the closing of the Transactions under any contracts, permits, trademarks or intangibles; (v) the completion by the Company, to its satisfaction in its sole discretion, of its due diligence investigation of CJC and its operations; (vi) CJC having provided the Company with certain financial statements and (vii) no material adverse effect having occurred with respect to CJC.

CJC and the CJC Shareholders’ obligations to close are conditioned upon, among other items, (i) certain, limited customary representations and warranties of the Company remaining true and correct; (ii) the Company having complied in all material respects with all covenants and conditions required by the Agreement; (iii) no order of any governmental authority being in place which prohibits the Transactions; (iv) no more than 340,000,000 shares of Common Stock being outstanding; (v) the completion by counsel for the CJC Shareholders, to its satisfaction in its sole discretion, of its due diligence investigation of the Company; and (vi) no material adverse effect having occurred with respect to the Company.

As of the closing of the Transactions, the parties have agreed to execute such documents and undertake such actions as required to cause the Board of Directors of the Company following the closing to consist of one current director of the Company and two directors appointed by the CJC Shareholders.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Operations of CJC and its Subsidiaries

The following is a general description of CJC’s operating subsidiaries:

Xiaojin County Jitai Power Investment Company Limited operates a hydropower electric generation station located in Xiaojin, Sichuan, China, which commenced operations in September 2009. The station has an annual average output of 125.664 million kW.h.

Xiaojin County Xin Hong Electric Power Development Company Limited operates, or is completing, the Jiesigou I, II and III hydropower stations located in Xiaojin, Sichuan, China. The Jiesigou II hydropower station began operations in September, 2016 with an installed electricity capacity of 24,000 kw, and an average annual output of 112.5548 million kW.h. The Jiesigou I a Jiesigou III hydropower stations are currently expected to be on-line in 2019.

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Xiao Jin County En Ze Hotel Management Company Limited owns and operates a hotel located at 47 Government Street, Mei Xin Town, Xiaojin County, China, which is across the street from the Hongjun Huishi Square. The hotel has 190 guest rooms, 178 luxury guest rooms, and 12 deluxe suites, and covers a total of over 114,000 square feet. The hotel includes a shopping area, business center, the 600-seat En Ze Restaurant, a tea house in the lobby, a 7-room spa, 5 conference rooms, 3 large meeting rooms, and two multi-function halls which can accommodate up to 800 people. The hotel is currently under construction and is expected to open in June 2017.

Xiao Jin County SiGuNiang Mountain Hotel Management Company Limited owns and operates the SiGuNiang Mountain Hotel, located in SiGuNiang Mountain Town, Xiaojin County, Sichuan Province, China. The front of the hotel adjacent to the provincial highway S303, and the back is facing the Siguniangs Mountain town government center. This area is the center of tourism, entertainment and catering services in SiGuNiang Mountain Town, and is approximately 143 miles from Chengdu, the capital city of Sichuan and approximately 112 miles from Maerkang, the capital of Aba Autonomous Region. The hotel has 90 guest room over 6 floors, and comprises over 71,000 square feet in total, and is mainly in the Jiarong Tibetan style. The hotel includes a 120-seat restaurant, tea house, meeting rooms, and 13 street shops. The hotel also offers a catering department. The hotel is expected to open for business in June 2017.

Following the closing of the Transactions, we intend to continue the historical businesses of CJC and its subsidiaries, as discussed above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2016, the Company appointed Curtis Riley as the Company’s Chief Executive Officer and Chief Financial Officer to succeed Low Tuan Lee who resigned those positions with the Company. In addition, Mr. Riley has been appointed as a member of the Company’s board of directors. Mr. Lee had no disagreements with the Company.

With over 25 years of experience, Mr. Riley, aged 55, has been forging strategic partnerships, completing merger and acquisition transactions, and structuring large scale outsourcing arrangements in India, China, South America, and Europe.

From January 2014 to January 2016, Mr. Riley was a Senior Partner with Silverbear Capital, Inc., a Hong Kong based consulting and investment banking firm. From June 2012 to January 2014, Mr. Riley was an Executive Director, Global Channels with gen-E Technologies, which created and maintained partnerships between itself and systems integrators in Asia, India and North America. From June 2011 to June 2012, Mr. Riley was the Vice President of Business Development at Allsec Technologies, a provider of business process outsourcing services including loan modifications, default services, telemarketing, customer care, and technical support. My Riley served as a Director of Jiasen International Holdings from September 2015 to May 2016.

Mr. Riley received a Bachelor of Science degree in Electrical Engineering from the University of Texas, Austin in 1983.

There are no other arrangements or understanding between Mr. Reilly and any other person pursuant to which Mr. Reilly was selected as a director or an officer. Mr. Reilly has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Riley had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Share Exchange Agreement, dated as of October 10, 2016, by and between Axiom Holdings, Inc., CJC Holdings, Ltd., Hu Dengyang and Yang Chuan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIOM HOLDINGS, INC.

Date: October 14, 2016	By:	/s/ Low Tuan Lee
Low Tuan Lee
Chief Executive Officer

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